                                                                    Exhibit 4(h)

     CREDIT AGREEMENT, dated as of the 30 day of June, 1997, by and among C-TEC CORPORATION ("C-TEC"), the Lenders who are or may become a party to this Agreement, and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders.

                              STATEMENT OF PURPOSE
                              --------------------

     C-TEC has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower referred to below on the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION
1.1  Definitions.  The following terms when used in this Agreement shall have
     -----------
the meanings assigned to them below:

     "Administrative Agent" means First Union in its capacity as Administrative
      --------------------
Agent hereunder, and any successor thereto appointed pursuant to Section 11.9.

     "Administrative Agent's Office" means the office of the Administrative
      -----------------------------
Agent specified in or determined in accordance with the provisions of Section 12.1.

     "Affiliate" means, with respect to any Person, any other Person (other than
      ---------
a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreement" means this Credit Agreement, as amended, restated or otherwise
      ---------
modified from time to time.

     "Applicable Law" means all applicable provisions of constitutions,
      --------------
statutes, laws, rules, treaties, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" shall have the meaning assigned thereto in Section
      -----------------
3.1(c).

     "Assignment and Acceptance" shall have the meaning assigned thereto in
      -------------------------
Section 12.10.

     "Assumption Agreement" means, with respect to any Person, any Assumption
      --------------------
Agreement executed in favor of the Administrative Agent for the ratable benefit of the Administrative Agent and Lenders and substantially in the form of Exhibit
                                                                         -------
I, as amended, restated or otherwise modified.
-

     "Assumption Date" means the date that CCSM has assumed all of the
      ---------------
Obligations under this Agreement pursuant to an Assumption Agreement in accordance with Section 2.6.

     "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the
      ---------
Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take
                   ----
effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate based upon the
      --------------
Base Rate as provided in Section 3.1(a).

     "Borrower" means, prior to the Assumption Date, C-TEC in its capacity as
      --------
borrower hereunder, and on and after the Assumption Date, CCSM in its capacity as borrower hereunder.

     "Business Day" means (a) for all purposes other than as set forth in clause
      ------------
(b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Cable Systems Credit Facility" means the credit agreement dated as of June
      -----------------------------
30, 1997, by and among C-TEC Cable Systems, Inc., ComVideo Systems, Inc. and C-TEC Cable Systems of New York, Inc, as borrowers, First Union, as administrative agent, and the lenders party thereto, as amended, restated or otherwise modified.

     "CCI" means Commonwealth Communications, Inc.
      ---

     "CCSM" means Cable Michigan, Inc., and its successors.
      ----

     "CCSM Credit Facility" means the credit agreement dated as of June 30,
      --------------------
1997, by and among CCSM, as borrower, First Union, as administrative agent, and the lenders party thereto, as amended, restated or otherwise modified.

     "C-TEC" means C-TEC Corporation, and its successors.
      -----

     "C-TEC Credit Facility" means the credit agreement dated as of June 30,
      ---------------------
1997, by and among C-TEC, as borrower, First Union, as administrative agent, and the lenders party thereto, as amended, restated or otherwise modified.

     "Closing Date" means the date of this Agreement or such later Business Day
      ------------
upon which each condition described in Section 4.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

     "Code" means the Internal Revenue Code of 1986, and the rules and
      ----
regulations thereunder, each as amended or supplemented from time to time.

     "Combined" means, when used in reference to financial statements or
      --------
financial statement items of any Person prior to Assumption Date, such statements or items on a combined basis in accordance with applicable principles of combination under GAAP, and on and after the Assumption Date, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "Commitment" means (a) as to any Lender, the obligation of such Lender to
      ----------
make the Loans to the account of the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a), as such amounts may be reduced or modified at any time or
   ---------------
from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Loans. The Commitment of all Lenders as of the Closing Date shall be Fifteen Million Dollars ($15,000,000).

     "Commitment Percentage" means, as to any Lender at any time, the ratio of
      ---------------------
(a) the amount of the Commitment of such Lender to (b) the Commitment of all of the Lenders.

     "Commonwealth" means Commonwealth Telephone Company and its successors.
      ------------

     "Commonwealth Long Distance" means Commonwealth Long Distance Company and
      --------------------------
its successors.

     "Debt" means, with respect to any Person at any date and without
      ----
duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person,
(e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such person relative to the face amount of letters of credit, whether drawn or not drawn, and banker's acceptances issued for the account of any such person and (g) all obligations incurred by any such Person pursuant to Hedging Agreements.

     "Default" means any of the events specified in Section 10.1 which with the
      -------
passage of time, the giving of notice or both, would constitute an Event of Default.

     "Designated Subsidiaries" means, prior to the Assumption Date,
      -----------------------
Commonwealth, CCI and Commonwealth Long Distance, and any of their Subsidiaries, and on and after the Assumption Date, all Subsidiaries (as such term is defined in the CCSM Credit Facility) of the Borrower.

     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful
      --------------
currency of the United States.

     "Eligible Assignee" means, with respect to any assignment of the rights,
      -----------------
interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (c) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (d) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (e) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Administrative Agent.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the
      -----
rules and regulations thereunder, each as amended or modified from time to time.

     "ERISA Affiliate" means any Person who together with the Borrower is
      ---------------
treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "Eurodollar Reserve Percentage" means, for any day, the percentage
      -----------------------------
(expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for any Lender.

     "Event of Default" means any of the events specified in Section 10.1,
      ----------------
provided that any requirement for passage of time, giving of notice, or both, has been satisfied.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor
      ----
thereto.

     "Federal Funds Rate" means the rate per annum (rounded upwards, if
      ------------------
necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "First Union" means First Union National Bank, a national banking
      -----------
association, and its successors.

     "Fiscal Year" means the fiscal year of the Borrower and its Designated
      -----------
Subsidiaries ending on December 31.

     "GAAP" means generally accepted accounting principles, as recognized by the
      ----
American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis throughout the period indicated and consistent with prior financial practice (except for changes in such practice with which the Borrowers' independent certified public accountants have concurred).

     "Interest Period" shall have the meaning assigned thereto in Section
      ---------------
3.1(b).

     "Lender" means each Person executing this Agreement as a Lender set forth
      ------
on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 12.10.

     "Lending Office" means, with respect to any Lender, the office of such
      --------------
Lender maintaining such Lender's Commitment Percentage of the Loans.

     "Leverage Ratio" means as of any date of determination prior to the
      --------------
Assumption Date, the ratio as of such date determined in accordance with Section
8.1 of the C-TEC Credit Facility as incorporated by reference herein, and on and after the Assumption Date, the ratio as of such date determined in accordance with Section 9.1 of the CCSM Credit Facility as incorporated herein by reference.

     "LIBOR" means the rate for deposits in Dollars for a period equal to the
      -----
Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the
      ----------
next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

     LIBOR Rate =                LIBOR
                  ----------------------------------
                  1.00-Eurodollar Reserve Percentage


     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the
      ---------------
LIBOR Rate as provided in Section 3.1(a).

     "Lien" means, with respect to any asset, any mortgage,  lien, pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loan" means any loan made to the Borrower pursuant to Section 2.1 and all
      ----
such Loans collectively as the context requires.

     "Loan Documents" means, collectively, this Agreement, the Notes, any
      --------------
Hedging Agreement executed by any Lender and each other document referenced in
Article IV or otherwise required to be delivered by or on behalf of the Borrower or its Designated Subsidiaries pursuant to this Agreement, all as may be amended, restated or otherwise modified.

     "Material Adverse Effect" means a material adverse effect on the business,
      -----------------------
operations or financial condition of the Borrower and its Designated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party.

     "Mercom" means Mercom, Inc. and its successors.
      ------

     "Mercom Pledge Agreement" means the pledge agreement with respect to the
      -----------------------
capital stock of Mercom held by the Borrower executed by the Borrower in favor of the Administrative Agent for the ratable benefit of itself and the other Lenders, substantially in the form of Exhibit H, as amended, restated or
                                      ---------
otherwise modified.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

     "Net Income" means, with respect to any Person for any period, the net
      ----------
income (or loss) of such Person for such period determined in accordance with GAAP; provided, that there shall be excluded from net income the income of any
      --------
Person (other than a Wholly-Owned Subsidiary) in which such Person has an ownership interest, except to the extent received in cash by such Person.

     "Notes" means the term loan notes made by the Borrower payable to the order
      -----
of each Lender, substantially in the form of Exhibit A, evidencing the Debt
                                             ---------
incurred by the Borrower pursuant to the Term Loan Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

     "Notice of Account Designation" shall have the meaning assigned thereto in
      -----------------------------
Section 2.2(b).

     "Notice of Borrowing" shall have the meaning assigned thereto in Section
      -------------------
2.2(a).

     "Notice of Conversion/Continuation" shall have the meaning assigned thereto
      ---------------------------------
in Section 3.2.

     "Notice of Payment" shall have the meaning assigned thereto in Section 2.4.
      -----------------

     "Obligations" means, in each case, whether now in existence or hereafter
      -----------
arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans and (b) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note, any Hedging Agreement with a Lender or Affiliate thereof or any of the other Loan Documents.

     "Officer's Compliance Certificate" shall have the meaning assigned thereto
      --------------------------------
in Section 4.2.

     "Other Taxes" shall have the meaning assigned thereto in Section 3.11(c).
      -----------

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer
      ------------
Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

     "Person" means an individual, corporation, partnership, limited liability
      ------
company, limited liability partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Prime Rate" means, at any time, the rate of interest per annum publicly
      ----------
announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Register" shall have the meaning assigned thereto in Section 12.10(d).
      --------

     "Reorganization" means the reorganization described in Schedule 1.1(b), as
      --------------                                        ---------------
such Schedule may be supplemented or otherwise amended with the prior written approval of the Required Lenders.

     "Required Lenders" means, at any date, any combination of holders of at
      ----------------
least fifty-one percent (51%) of the aggregate unpaid principal amount of the Notes, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least fifty-one percent (51%).

     "Solvent" means, as to the Borrower and its Designated Subsidiaries on a
      -------
particular date, that such Persons, taken as a whole and on a Combined basis (a) have capital sufficient to carry on their business and transactions and all business and transactions in which they are about to engage and are able to pay their debts as they mature, (b) own property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay their probable liabilities (including contingencies), and (c) do not believe that they will incur debts or liabilities beyond their ability to pay such debts or liabilities as they mature.

     "Subsidiary" means as to any Person, any corporation, partnership or other
      ----------
entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

     "Taxes" shall have the meaning assigned thereto in Section 3.11(a).
      -----

     "Termination Date" means June 30, 1999.
      ----------------

     "Termination Event" means:  (a) a "Reportable Event" described in Section
      -----------------
4043 of ERISA (as to which the thirty (30) day notice requirement has not been waived by the PBGC), or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, or
(d) the institution of proceedings under Section 4042 of ERISA to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or
(e) any other event or condition which would reasonably constitute grounds under
Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

     "Term Loan Facility" means the term loan facility established pursuant to
      ------------------
Article II hereof.

     "United States" means the United States of America.
      -------------

     "Wholly-Owned" means, with respect to a Subsidiary, a Subsidiary all of the
      ------------
shares of capital stock or other ownership interests of which are, directly or indirectly, owned or controlled by any Person and/or one or more of its Wholly-Owned Subsidiaries.

     SECTION 1.2  General.  Unless otherwise specified, a reference in this
                  -------
Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina. Unless expressly specified otherwise, any references to the "transactions contemplated by this Agreement" or the "transactions contemplated hereby" (or similar references) shall not be a reference to the Reorganization. Unless expressly specified otherwise, capitalized terms defined in Schedule 1.1(b) are used herein with the
                                        ---------------
meanings assigned to such terms in such Schedule.

     SECTION 1.3  Other Definitions and Provisions.
                  --------------------------------

     (a) Use of Capitalized Terms.  Unless otherwise defined therein, all
         ------------------------
capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (b) Incorporation by Reference.  The definitions of all capitalized terms
         --------------------------
used in the provisions of the C-TEC Credit Facility and the CCSM Credit Facility which provisions are incorporated by reference herein, and which definitions are not otherwise set forth herein, are also incorporated by reference herein.

     (c) Miscellaneous.  The words "hereof", "herein" and "hereunder" and words
         -------------
of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                   ARTICLE II

                               TERM LOAN FACILITY
                               ------------------

     SECTION 2.1  Term Loan.  Subject to the terms and conditions of this
                  ---------
Agreement, each Lender severally agrees to make a Loan to the Borrower on or within ninety (90) days after the Closing Date. The Loan shall be funded by the Lenders in a single advance during such ninety (90) day period and shall be funded by each Lender in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of the advance requested by the Borrower. The aggregate principal amount of the Loan requested by the Borrower during such ninety (90) day period shall not exceed the total Commitment.

     SECTION 2.2  Procedure for Advance of Loan.
                  -----------------------------

     (a) Requests for Borrowing.  In connection with the advance of the Loan
         ----------------------
pursuant to Section 2.1, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a
                                                                ---------
"Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day as a Base Rate Loan and (ii) at least three (3) Business Days before a LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing,
(C) whether the Loan is to be a LIBOR Rate Loan or Base Rate Loan or a combination thereof (provided that LIBOR Rate Loans shall not be available until three (3) Business Days after the Closing Date) and the amounts allocable to each and (D) in the case of a LIBOR Rate Loan, the duration of the initial Interest Period applicable thereto. Notices received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of receipt of the Notice of Borrowing.

     (b) Disbursement of Loans.  Not later than 2:00 p.m. (Charlotte time) on
         ---------------------
the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the amount requested pursuant to Section 2.2(a). The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the borrowing requested pursuant to Section 2.2(a) in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent Notice of Account Designation delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. The Administrative Agent shall not be obligated to disburse the portion of the proceeds of the Loans requested pursuant to Section 2.2(a) to the extent that any Lender has not made available to the Administrative Agent its Commitment Percentage of such Loan.

     SECTION 2.3  Repayment of Loan.
                  -----------------

     (a) Repayment on Termination Date.  The Borrower shall repay the
         -----------------------------
outstanding principal amount of all Loans in full, together with all accrued but unpaid interest thereon, on the Termination Date.

     (b) Mandatory Repayment of Excess Loans.  If at any time the outstanding
         -----------------------------------
principal amount of all Loans exceeds the Commitment, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, the Loans in an amount equal to such excess.

     (c) Other Mandatory Prepayments.  If (i) prior to the Assumption Date, the
         ---------------------------
Obligations under the C-TEC Credit Facility have been paid in full and the Commitments thereunder terminated or (ii) on and after the Assumption Date, the Obligations under the CCSM Credit Facility have been paid in full and the Commitments thereunder terminated, the Borrower shall within three Business Days repay the outstanding principal amount of the Loans in full, together with all accrued but unpaid interest thereon and any other outstanding Obligations.

     SECTION 2.4  Optional Prepayments of Loan.  The Borrower shall have the
                  ----------------------------
right at any time and from time to time, upon at least three (3) Business Days prior written notice in the form attached hereto as Exhibit C (a "Notice of
                                                    ---------
Payment") to the Administrative Agent, to prepay the Loan in whole or in part without premium or penalty except as provided below. Each optional prepayment of the Loan hereunder shall be in an aggregate principal amount of at least $2,000,000 or any whole multiple of $500,000 in excess thereof, shall be accompanied by any payment required under Section 3.9.

     SECTION 2.5  Notes.  Each Lender's Loan and the obligation of the Borrower
                  -----
to repay such Loan shall be evidenced by a Note payable to the order of such Lender. Each Note shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 3.1.

     SECTION 2.6  Assumption Agreement.  C-TEC may not make the Mercom
                  --------------------
Contribution unless C-TEC causes CCSM to execute an Assumption Agreement, a supplement to the Mercom Pledge Agreement and any other documents reasonably requested by the Administrative Agent such that CCSM becomes the Borrower under this Agreement and assumes all outstanding Obligations hereunder and the Collateral referred to in the Mercom Pledge Agreement continues as security therefor. Each Lender and the Administrative Agent agrees that upon CSSM becoming the Borrower under this Agreement and assuming all outstanding Obligations, as contemplated by this Section 2.6, C-TEC shall be unconditionally and absolutely released and discharged from all liability and responsibility with respect to any Obligations, whether arising and existing before or after the Assumption Date.

                                  ARTICLE III

                            GENERAL LOAN PROVISIONS
                            -----------------------

     SECTION 3.1  Interest.
                  --------

     (a) Interest Rate Options.  Subject to the provisions of this Section 3.1,
         ---------------------
at the election of the Borrower, the aggregate principal balance of the Loans or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate plus,
                                                                           ----
in each case, the Applicable Margin as set forth below (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing
Date). The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 3.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan" and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

     (b) Interest Periods.  In connection with each LIBOR Rate Loan, the
         ----------------
Borrower, by giving notice at the times described in Section 3.1(a), shall elect an interest period (each, an

"Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months with respect to each LIBOR Rate Loan; provided that:
                 --------

          (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a LIBOR Rate
              --------
Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

        (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

          (iv) no Interest Period shall extend beyond the Termination Date and no interest period shall be selected by the Borrower which would result in the repayment of any LIBOR Rate Loan pursuant to Section 2.3 prior to the end of an Interest Period; and

           (v) there shall be no more than ten (10) Interest Periods outstanding at any time.

     (c) Applicable Margin.  The Applicable Margin provided for in Section
         -----------------
3.1(a) with respect to the Loans (the "Applicable Margin") shall (i) on the Closing Date equal the percentages set forth in the certificate delivered pursuant to Section 4.2(d)(iv) and (ii) for each fiscal quarter thereafter prior to the Assumption Date be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:


                                       Applicable Margin Per Annum
          Leverage Ratio               Base Rate +    LIBOR Rate +
          --------------               -------------------------------
          *3.00x                       0.00%           .750%
          *2.50  **3.00x               0.00%           .625%
          *2.00  **2.50x               0.00%           .500%
         **2.00x                       0.00%           .425%
---------------------

and on and after the Assumption Date be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

--------------
* Represents "greater than."
** Represents "less than or equal to."

                                   Applicable Margin Per Annum



          Leverage Ratio           Base Rate +    LIBOR Rate +
          --------------           -------------------------------
          *4.75x                    .125%         1.375%
          *4.25  **4.75x            0.00%         1.125%
          *3.50  **4.25x            0.00%          .875%
          *3.50x                    0.00%          .625%
--------------------------
*  Represents greater than
** Represents greater than or equal to


Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the fifth (5th) Business Day after receipt by the Administrative Agent of quarterly financial statements for the Borrower and its Designated Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrower and its Designated Subsidiaries as of the most recent fiscal quarter end. Subject to Section 3.1(d), in the event the Borrower fails to deliver such financial statements and certificate within the time required prior to the Assumption Date by Section 6.2 of the C-TEC Credit Facility and on and after the Assumption Date by Section 7.2 of the CCSM Credit Facility, the Applicable Margin shall be the relevant highest Applicable Margin set forth above until the delivery of such financial statements and certificate.

     (d) Default Rate.  Upon the occurrence and during the continuance of an
         ------------
Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans which are past due shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans which are past due shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans.

     (e) Interest Payment and Computation.  Interest on each Base Rate Loan
         --------------------------------
shall be payable in arrears on the last Business Day of each calendar quarter commencing September 30, 1997; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest for all Base Rate Loans provided hereunder and all fees shall be computed on the basis of a 365-day year or 366-day year, as applicable, and assessed for the actual number of days elapsed. All interest for LIBOR Rate Loans provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed.

     (f) Maximum Rate.  In no contingency or event whatsoever shall the
         ------------
aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrower any interest received by the

Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

     SECTION 3.2  Notice and Manner of Conversion or Continuation of Loans.
                  --------------------------------------------------------
Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $2,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $2,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit D (a "Notice of Conversion/ Continuation") not later than 11:00 a.m.
   ---------
(Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business
Day), (C) the principal amount of such Loans to be converted or continued, and
(D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 3.3  Commitment Fee.  The Borrower shall pay to the Administrative
                  --------------
Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to .20% of the average daily unused portion of the Commitment for the period commencing on the forty-sixth day after the Closing Date through the earlier of (i) the date when the outstanding Term Loan equals the total Commitment and (ii) the date ninety (90) days after the Closing Date. Such commitment fee shall be due and payable on the date ninety (90) days after the Closing Date and shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders' respective Commitment Percentages.
--- ----

     SECTION 3.4  Manner of Payment.  Each payment by the Borrower on account
                  -----------------
of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages, in Dollars,
--- ----
in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative

Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's
           --- ----
Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 3.8, 3.9, 3.10, 3.11 or 12.2 shall be paid to the Administrative Agent for the account of the applicable Lender.

     SECTION 3.5   Crediting of Payments and Proceeds.  In the event that the
                   ----------------------------------
Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 10.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes (pro rata
                                                                        --- ----
in accordance with all such amounts due) and then to the principal amount of the Notes, in that order.

     SECTION 3.6   Adjustments.  If any Lender (a "Benefitted Lender") shall
                   -----------
at any time receive any payment of all or part of its Loans, or interest thereon, or if any Lender shall at any time receive any collateral in respect to its Loans (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders;

provided, that if all or any portion of such excess payment or benefits is
--------
thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that, to the fullest extent allowed by law, each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 3.7   Nature of Obligations of Lenders Regarding Loans;
                   -------------------------------------------------
Assumption by the Administrative Agent.  The obligations of the Lenders under
--------------------------------------
this Agreement to make the Loans are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount of such Lender's Commitment

Percentage of such borrowing, times (b) the daily average Federal Funds Rate
                              -----
during such period as determined by the Administrative Agent, times (c) a
                                                              -----
fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its Commitment Percentage of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     SECTION 3.8   Changed Circumstances.
                   ---------------------

     (a) Circumstances Affecting LIBOR Rate Availability.  If with respect to
         -----------------------------------------------
any Interest Period:
         (i) at least three (3) Lenders (or in any event the Required lenders) advise the Administrative Agent that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to such Lenders for such Interest Period, or

        (ii) at least three (3) Lenders (or in any event the Required Lenders) advise the Administrative Agent that the LIBOR Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their LIBOR Rate Loans for such Interest Period, then the Administrative Agent shall forthwith give prompt written notice thereof to the Borrower and the Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period. Unless the Borrower notifies the Administrative Agent at least two Business Days before the date of any affected borrowing or conversion or continuation specified in any applicable Notice of Revolving Credit Borrowing, Notice of Term Loan Borrowing or Notice of Conversion/Continuation that they elect not to borrow or convert or continue Loans on the date specified therein, the Lenders shall make, convert or continue the Loans in the amount specified by the Borrower in the applicable notice, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

     (b)  Laws Affecting LIBOR Rate Availability.  If, after the date hereof,
          --------------------------------------
the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until such Lender notifies the Administrative Agent and the Borrower that such circumstances no longer exist, (i) the obligation of such Lender to make LIBOR Rate Loans, convert Base Rate Loans into LIBOR Rate Loans or continue LIBOR Rate Loans as LIBOR Rate Loans shall be suspended, and
(ii) each LIBOR Rate Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (A) on the last day of the then current Interest Period if such Lender may lawfully continue to maintain and fund such Loan as a LIBOR Rate Loan to such day or (B) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan as a LIBOR Rate Loan to such day.

     (c)  Increased Costs.  If, after the date hereof, the introduction of, or
          ---------------
any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

          (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices), other than any such amount included in the calculation of Eurodollar Reserve Percentage, or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. Each Lender will promptly notify the Administrative Agent of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 3.8(c) and after receipt of such notice, the Administrative Agent will promptly notify the Borrower of such event; provided, that neither any Lender nor the
                            --------
Administrative Agent shall incur any liability whatsoever to any other Lender or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, as applicable, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for clearly demonstrable error.

     (d) The Borrower shall not be required to compensate a Lender for any increased costs pursuant to this Section 3.8 incurred by such Lender more than 90 days prior to its request to the Administrative Agent for such compensation.

     SECTION 3.9  Indemnity.  The Borrower hereby indemnifies each of the
                  ---------
Lenders against any reasonable loss or expense (excluding any loss of margin over the LIBOR Rate for the period after any such payment or conversion or failure to borrow, prepay or convert) which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in good faith but otherwise in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market, and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for clearly demonstrable error.

     SECTION 3.10 Capital Requirements.  If, after the date hereof, either (a)
                  --------------------
the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified in a reasonably detailed calculation by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of clearly demonstrable error, be presumed to be correct and binding for all purposes. The Borrower will not be required to compensate a Lender for any increased amounts to this Section 3.10 incurred by such Lender more than 90 days prior to its request to the Borrower for such compensation.

     SECTION 3.11      Taxes.
                       -----

     (a) Payments Free and Clear.  Any and all payments by the Borrower
         -----------------------
hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding (i) taxes imposed on or measured by the overall net income of any Lender or its Lending Office or the Administrative Agent or the Administrative Agent's Office, as the case may be, and all franchise or similar taxes measured by capital or net worth of such Lender or its Lending Office or the Administrative Agent or the Administrative Agent's Office, as the case may be, in each case imposed: (A) by the jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized, or in which its principal executive office is located, (B) by the jurisdiction in which the Lending Office of such Lender or the Administrative Agent's Office, as applicable, is located or (C) solely by reason of such Lender or the Administrative Agent, as the case may be, doing business in the jurisdiction imposing such tax, other than as a result of this Agreement or any Note or any transaction contemplated hereby and (ii) in the case of each Lender, any United States withholding tax imposed on such payments but only to the extent that such Lender is subject to United States withholding tax at the time such Lender first becomes a party to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in
Section 3.11(e).

     (b) Refunds.  If the Borrower pays any additional amount under Section 3.11
         -------
(a "Tax Payment") and any Lender or Affiliate thereof effectively obtains a refund of tax or credit against tax by reason of the Tax Payment (a "Tax Credit") and such Tax Credit is, in the reasonable judgement of such Lender or Affiliate, attributable to such Tax Payment, then such Lender, after actual receipt of such Tax Credit or actual receipt of the benefits thereof, shall promptly reimburse the Borrower for such amount as such Lender shall reasonably determine to be the proportion of the Tax Credit as would leave the Borrower (after that reimbursement) in no better or worse position than it would have been if the Tax Payment had not been required;

provided, that no Lender shall be required to make any reimbursement if it
--------
reasonably believes the making of such reimbursement would cause it to lose the benefit of the Tax Credit or would adversely affect in any other respect its tax position. Subject to the other terms hereof, any claim by a Lender for a Tax Credit shall be made in a manner, order and amount as such Lender determines in its sole and absolute discretion. Except to the extent necessary to evaluate any Tax Credit, no Lender shall be obligated to disclose information regarding its tax affairs or computations to the Borrower, it being understood and agreed that in no event shall any Lender be required to disclose information regarding its tax position that it deems to be confidential (other than with respect to the Tax Credit).

     (c) Stamp and Other Taxes.  In addition to the Taxes described in Section
         ---------------------
3.11(a), the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

     (d) Indemnity.  The Borrower shall indemnify each Lender and the
         ---------
Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (e) Evidence of Payment.  Within thirty (30) days after the date of any
         -------------------
payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 12.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

     (f) Delivery of Tax Forms.  Each Lender organized under the laws of a
         ---------------------
jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
(ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     (g) Survival.  Without prejudice to the survival of any other agreement of
         --------
the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.11 shall survive the payment in full of the Obligations and the termination of the Commitments.

     SECTION 3.12      Change in Lending Office; Replacement Lenders.  (a)  Each
                       ---------------------------------------------
Lender agrees that on the occurrence of any event giving rise to the operation of Sections 3.8(b), 3.8(c), 3.10, 3.11(a) or 3.11(c) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans affected by such event; provided, that such designation is
                                             --------
made on such terms that such Lender and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 3.12(a) shall affect or postpone any of the obligations of the Borrower or the rights of any Lender provided in Sections 3.8, 3.10 or 3.11.

     (b) At any time within one hundred eighty (180) days after any payment by the Borrower of any amount pursuant to or by reason of the operation of Sections 3.8(b), 3.8(c), 3.10, 3.11(a) or 3.11(c), the Borrower, by writing addressed to the Administrative Agent and each Lender that requested the payment of such amount, may nominate or propose an Eligible Assignee that is willing to become the assignee of the Commitment and other obligations of such Lender (a "Replacement Lender") pursuant to Section 12.10(b), and within fifteen (15) Business Days after receipt of such proposal from the Borrower, each such Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance of its entire Commitment in favor of the proposed Replacement Lender in accordance with Section 12.10(b) unless, prior to the expiration of such period, the Administrative Agent shall have notified the Borrower and such Lender that the proposed Replacement Lender is not reasonably acceptable to the Administrative Agent; provided, that in no event will (i) any Lender be required
                      --------
to enter into an Assignment and Acceptance at a price less than par plus accrued interest and prorated fees and other costs due hereunder to the effective date thereof, (ii) either of the Administrative Agent or Lenders be obligated to assist the Borrower in identifying any Eligible Assignees that are willing to become such a Replacement Lender or (iii) any such assignment be required if consummation conflicts with any Applicable Law. The assignment fee payable to the Administrative Agent in connection with any such assignment pursuant to
Section 12.10(b) shall be for the account of the Borrower.

     SECTION 3.13      Use of Proceeds.  The Borrower shall use the proceeds of
                       ---------------
the Loans to make an RCN Capital Contribution or for general corporate proposes.

                                   ARTICLE IV

                  CLOSING; CONDITIONS OF CLOSING AND BORROWING
                  --------------------------------------------

     SECTION 4.1      Closing.     The closing shall take place at the offices
                      -------
of Kennedy Covington Lobdell & Hickman, L.L.P. at 10:00 a.m. on June 30, 1997, or at such other place or on such other date as the Administrative Agent and the Borrower shall mutually agree.

     SECTION 4.2      Conditions to Closing and Initial Loans.  The obligation
                      ---------------------------------------
of the Lenders to close this Agreement and to make the initial Loans is subject to the satisfaction of each of the following conditions:

     (a) Executed Loan Documents.  This Agreement, the Notes, the Mercom Pledge
         -----------------------
Agreement and the other Loan Documents shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

     (b)  Closing Certificates; etc.
          --------------------------

          (i) Officers's Certificate.  The Administrative Agent shall have
              ----------------------
received a certificate from the chief executive officer or chief financial officer of the Borrower in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

          (ii) Certificate of Secretary.  The Administrative Agent shall have
               ------------------------
received a certificate of the secretary or assistant secretary of the Borrower certifying that attached thereto is a true and complete copy of the articles of incorporation of the Borrower and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in the applicable jurisdiction; that attached thereto is a true and complete copy of the bylaws of the Borrower, as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party; and as to the incumbency and genuineness of the signature of each officer of the Borrower executing Loan Documents to which it is a party.

          (iii)       Certificates of Good Standing.  The Administrative Agent
                      -----------------------------
shall have received long-form certificates as of a recent date of the good standing of the Borrower under the laws of its jurisdiction of organization and a certificate of the relevant taxing authorities of such jurisdiction certifying that the Borrower has filed required tax returns with respect to any franchise taxes and owes no delinquent franchise taxes.

          (iv)        Opinions of Counsel.  The Administrative Agent shall have
                      -------------------
received favorable opinions of counsel to the Borrower addressed to the Administrative Agent and the Lenders (A) with respect to the Borrower, the Loan Documents and such other matters as the Lenders shall request and (B) with respect to FCC and other regulatory matters, each in form and substance satisfactory to the Administrative Agent.

          (v)         Insurance.  The Administrative Agent shall have received a
                      ---------
certificate of insurance in form and substance satisfactory to the Administrative Agent.

     (c)  Collateral.
          ----------

          (i)  Filings and Recordings.  All Form UCC-1 financing statements that
               ----------------------
are necessary to perfect the security interests of the Lenders granted under the Mercom Pledge Agreement in the capital stock of Mercom shall have been delivered to the Administrative Agent for filing or recordation in all appropriate locations and the Administrative Agent shall have received evidence satisfactory thereto that upon such filing or recordation by the Administrative Agent such security interests will constitute valid and perfected first priority Liens subject to Liens described prior to the Assumption Date in Section 9.2 of the C-TEC Credit Facility and on and after the Assumption Date in Section 10.2 of the CCSM Credit Facility.

          (ii) Pledged Stock.  The Administrative Agent shall have received
               -------------
original stock certificates evidencing the capital stock pledged pursuant to the Mercom Pledge Agreement, together with an appropriate undated stock power for each stock certificate duly executed in blank by the registered owner thereof.

     (d)  Consents; Defaults.
          ------------------

          (i)  Governmental and Third Party Approvals.  All necessary approvals,
               --------------------------------------
authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained.

          (ii) No Injunction, Etc.  No action, proceeding, investigation,
               -------------------
regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which in the Administrative Agent's good faith determination could reasonably be expected to have a Material Adverse Effect.

     (e)  Financial Matters.
          -----------------

          (i)        Financial Condition Certificate.  The Borrower shall have
                     -------------------------------
delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief executive officer or chief financial officer of the Borrower, that (A) the Borrower and its Designated Subsidiaries, taken as a whole, are Solvent, (B) the Borrower's payables are current and not past due, (C) attached thereto is a pro
                                                                            ---
forma balance sheet of the Borrower and its Designated Subsidiaries setting
-----
forth on a pro forma basis the financial condition of the Borrower and its
           --- -----
Designated Subsidiaries on a Combined basis as of that date, reflecting a pro
                                                                          ---
forma basis the effect of the transactions contemplated herein, including all
-----
fees and expenses in connection therewith, and evidencing compliance on a pro
                                                                          ---
forma basis with the covenants contained in Article VIII hereof, (D) attached
-----
thereto are the financial projections (including without limitation pro forma
                                                                    --- -----
budgets for Capital Expenditures) previously delivered to the Administrative Agent representing the good faith opinions of the Borrower and senior management thereof as to the projected results contained therein and (E) attached thereto is a calculation of the Applicable Margin pursuant to Section 3.1(c).

          (ii)       Payment at Closing; Fee Letters.  There shall have been
                     -------------------------------
paid by the Borrower to the Administrative Agent and the Lenders any accrued and unpaid fees or commissions due hereunder (including, without limitation, legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

     (f)  Miscellaneous.
          -------------

          (i)        Notices of Borrowing.  The Administrative Agent shall have
                     --------------------
received a Notice of Borrowing from the Borrower in accordance with Section 2.2(a) with respect to any Loans to be made on the Closing Date, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any loans made after the Closing Date are to be disbursed.

          (ii)       Proceedings and Documents.  All opinions, certificates
                     -------------------------
and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Administrative Agent may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

          (iii)      Due Diligence and Other Documents.  The Borrower shall
                     ---------------------------------
have delivered to the Administrative Agent such other documents, certificates and opinions as the Administrative Agent reasonably requests certified by a secretary or assistant secretary of the Borrower as a true and correct copy thereof.

     SECTION 4.3      Conditions to All Loans.  The obligations of the Lenders
                      -----------------------
to make any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

          (a) Continuation of Representations and Warranties.  The
              ----------------------------------------------
representations and warranties contained in Article V shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such date (except where such representation or warranty is specifically made as of an earlier date in which case it shall remain true and correct as of such earlier date).

          (b) No Existing Default.  No Default or Event of Default shall have
              -------------------
occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.


                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                 ----------------------------------------------

     SECTION 5.1      Representations and Warranties.  To induce the
                      ------------------------------
Administrative Agent to enter into this Agreement and the Lenders to make the Loans, (a) on the date hereof and on any borrowing date prior to the Assumption Date, each representation and warranty contained in Article V of the C-TEC Credit Facility is hereby made and confirmed by the Borrower in favor of the Administrative Agent and Lenders and, in furtherance thereof, each such representation and warranty is hereby incorporated by reference as if fully set forth herein (provided that clause (i) of Section 5.1(d) of the C-TEC Credit Facility as herein confirmed and incorporated by reference is hereby qualified and made subject to any Governmental Approval contemplated by Section 19 of the Mercom Pledge Agreement); and (b) and on any borrowing date on and after the Assumption Date, each representation and warranty contained in Article VI of the CCSM Credit Facility is hereby made and confirmed by the Borrower in favor of the Administrative Agent and Lenders and, in furtherance thereof, each such representation and warranty is hereby incorporated by reference as if fully set forth herein.

     SECTION 5.2      Survival of Representations and Warranties, Etc.  All
                      -----------------------------------------------
representations and warranties incorporated by reference in this Article V and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.


                                   ARTICLE VI

                       FINANCIAL INFORMATION AND NOTICES
                       ---------------------------------

     Until all principal and interest on the Loans and all fees hereunder have been paid in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, the Borrower will (a) prior to the Assumption Date, comply with Article VI of the C-TEC Credit Facility and in furtherance thereof, each section thereof is hereby incorporated by reference as if fully set forth herein and (b) on and after the Assumption Date, comply with Article VII of the CCSM Credit Facility and in furtherance thereof, each section thereof is hereby incorporated by reference as if fully set forth herein.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until all of the principal and interest on the Loans and all fees hereunder have been paid in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 12.11, the Borrower will (a) prior to the Assumption Date, comply with Article VII of the C-TEC Credit Facility and in furtherance thereof, each section thereof is hereby incorporated by reference as if fully set forth herein and (b) on and after the Assumption Date, comply with Article VIII of the CCSM Credit Facility (other than Section
8.10 thereof) and in furtherance thereof, each section thereof (other than
Section 8.10 thereof) is hereby incorporated by reference as if fully set forth herein. Any covenant of the Borrower to deliver documents, certificates or other information to the Administrative Agent shall be deemed complied with if the Borrower shall have complied with such covenant pursuant to the C-TEC Credit Facility or the CCSM Credit Facility, as the case may be.

                                  ARTICLE VIII

                              FINANCIAL COVENANTS
                              -------------------

     Until all of the principal and interest on the Loans and fees hereunder have been paid in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, the Borrower and its Designated Subsidiaries on a Combined basis will (a) prior to the Assumption Date, comply with Article VIII of the C-TEC Credit Facility and in furtherance thereof, each section thereof is hereby incorporated by reference as if fully set forth herein, and (b) on and after the Assumption Date, comply with Article IX of the CCSM Credit Facility and in furtherance thereof, each section thereof is hereby incorporated by reference as if fully set forth herein.

                                   ARTICLE IX

                               NEGATIVE COVENANTS
                               ------------------

     Until all of the principal and interest on the Loans and all fees hereunder have been paid in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 12.11 hereof, the Borrower will (a) prior to the Assumption Date, comply with Article IX of the C-TEC Credit Facility and in furtherance thereof, each section thereof is hereby incorporated by reference as if fully set forth herein, and (b) on and after the Assumption Date, comply with Article X of the CCSM Credit Facility and in furtherance thereof, each section thereof is hereby incorporated by reference as if fully set forth herein.

                                   ARTICLE X

                              DEFAULT AND REMEDIES
                              --------------------

     SECTION 10.1      Events of Default.  Each of the following shall
                       -----------------
constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a) Default in Payment of Principal of Loans.  The Borrower shall default
         ----------------------------------------
in any payment of principal of any Loan or Note when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) Other Payment Default.  The Borrower shall default in the payment when
         ---------------------
and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Note or any fees hereunder, and such default shall continue unremedied for five (5) Business Days.

     (c) Misrepresentation.  Any representation or warranty made or deemed to be
         -----------------
made by the Borrower or any of its Designated Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d) Default in Performance of Certain Covenants.  The Borrower shall
         -------------------------------------------
default in the performance or observance of any covenant or agreement contained, prior to the Assumption Date in Section 6.5(e) or Articles VIII or IX (other than Sections 9.8 and 9.9) of the C-TEC Credit Facility and, on and after the Assumption Date, in Section 7.5(e) or Articles IX or X (other than Sections 9.8 and 9.9) of the CCSM Credit Facility, in each case as incorporated by reference.

     (e) Default in Performance of Other Covenants and Conditions.  The Borrower
         --------------------------------------------------------
or any of its Designated Subsidiaries shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section 10.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

     (f) Hedging Agreement.  Any termination payment shall be due by the
         -----------------
Borrower under any Hedging Agreement and such amount is not paid within five (5) Business Days of the due date thereof.

     (g) Debt Cross-Default.  The Borrower or any of its Designated Subsidiaries
         ------------------
shall (i) default in the payment of any Debt (other than the Notes) the aggregate outstanding amount of which Debt is in excess of $1,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Notes) the aggregate outstanding amount of which Debt is in excess of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired) or (iii) prior to the Assumption Date, any Default or Event of Default (as defined therein) under the C-TEC Credit Facility shall have occurred and be continuing and on and after the Assumption Date, any Default or Event of Default (as defined therein) under the CCSM Credit Facility shall have occurred and be continuing.

     (h) Change in Control.  (i) Prior to the Assumption Date, any event of
         -----------------
default described in Section 10.1(h) of the C-TEC Credit Facility, which is incorporated herein by reference as if set forth herein in its entirety and (ii) as of and after the Assumption Date, any event of default described in Section 11.1(h) of the CCSM Credit Facility which is incorporated herein by reference as if set forth herein in its entirety.

     (i) Voluntary Bankruptcy Proceeding.  The Borrower or any of its Designated
         -------------------------------
Subsidiaries shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (j) Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be
         ---------------------------------
commenced against the Borrower or any of its Designated Subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any of its Designated Subsidiaries or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (k) Failure of Agreements.  Any provision of this Agreement or of any other
         ---------------------
Loan Document with respect to any material (in the reasonable judgement thereof) rights and remedies of the Administrative Agent and Lenders hereunder or thereunder shall for any reason cease to be valid and binding on the Borrower or any of its Designated Subsidiaries party thereto or any such Person shall so state in writing, or this Agreement or any other Security Document shall for any reason cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

     (l) Termination Event.  The occurrence of any of the following events:  (i)
         -----------------
any Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $1,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $1,000,000.

     (m) Judgment.  A judgment or order for the payment of money which causes
         --------
the aggregate amount of all such judgments to exceed $500,000 in any Fiscal Year shall be entered against the Borrower or any of its Designated Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

     SECTION 10.2      Remedies.  Upon the occurrence of an Event of Default,
                       --------
with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

     (a) Acceleration; Termination of Facilities.  Declare the principal of and
         ---------------------------------------
interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings thereunder; provided, that upon the
                                               --------
occurrence of an Event of Default specified in Section 10.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable.

     (b) Rights of Collection.  Exercise on behalf of the Lenders all of its
         --------------------
other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

     SECTION 10.3      Rights and Remedies Cumulative; Non-Waiver; etc.  The
                       -----------------------------------------------
enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT
                            ------------------------

     SECTION 11.1      Appointment.  Each of the Lenders hereby irrevocably
                       -----------
designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

     SECTION 11.2      Delegation of Duties.  The Administrative Agent may
                       --------------------
execute any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

     SECTION 11.3      Exculpatory Provisions.  Neither the Administrative Agent
                       ----------------------
nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Designated Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Designated Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Designated Subsidiaries.

     SECTION 11.4      Reliance by the Administrative Agent.  The Administrative
                       ------------------------------------
Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 12.10 hereof. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 11.5      Notice of Default.  The Administrative Agent shall not be
                       -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent
                      --------
shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     SECTION 11.6      Non-Reliance on the Administrative Agent and Other
                       --------------------------------------------------
Lenders.  Each Lender expressly acknowledges that neither the Administrative
-------
Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Designated Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Designated Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Designated Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Designated Subsidiaries or Affiliates.

     SECTION 11.7      Indemnification.  The Lenders agree to indemnify the
                       ---------------
Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided
                                                                       --------
that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 11.8      The Administrative Agent in Its Individual Capacity.  The
                       ---------------------------------------------------
Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 11.9      Resignation of the Administrative Agent; Successor
                       --------------------------------------------------
Administrative Agent.  Subject to the appointment and acceptance of a successor
--------------------
as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty
(30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 11.9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

     SECTION 12.1      Notices.
                       -------

     (a) Method of Communication.  Except as otherwise provided in this
         -----------------------
Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) Addresses for Notices.  Notices to any party shall be sent to it at the
         ---------------------
following addresses, or any other address as to which all the other parties are notified in writing.

     If to the Borrower:         C-TEC Corporation
                                 105 Carnegie Center
                                 Princeton, NJ  08540
                                 Attention:  Tim Stoklosa
                                 Telephone No.: 609-734-3860
                                 Telecopy No.:  609-734-3875

     With copies to:            Davis Polk & Wardwell
                                450 Lexington Avenue
                                New York, NY  10017
                                Attention:  John Fouhey, Esq.
                                Telephone No.: 212-450-4000
                                Telecopy No.:  212-450-4800

     If to First Union as       First Union National Bank
      Administrative Agent:     One First Union Center, TW-10
                                301 South College Street
                                Charlotte, North Carolina 28288-0608
                                Attention:     Syndication Agency Services
                                Telephone No.: (704) 383-0281
                                Telecopy No.: (704) 383-0288

     If to any Lender:  To the Address set forth on Schedule 1.1(a) hereto
                                                    ---------------

     (c) Administrative Agent's Office.  The Administrative Agent hereby
         -----------------------------
designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed.

     SECTION 12.2   Expenses; Indemnity.  The Borrower will (a) pay all
                    -------------------
reasonable out-of-pocket expenses of the Administrative Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent, and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent and (b) at any time when a Default has occurred and is continuing (or at any time thereafter with respect to any of the following undertaken during the existence of a Default), pay all reasonable out-of-pocket expenses of the Administrative Agent (and of the Lenders, but only if such Default is an Event of Default) the enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facility, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (b) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative

Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 12.3   Set-off.  In addition to any rights now or hereafter granted
                    -------
under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with
Section 12.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 10.2 and although such Obligations shall be contingent or unmatured.

     SECTION 12.4   Governing Law.  This Agreement, the Notes and the other Loan
                    -------------
Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 12.5   Consent to Jurisdiction.  The Borrower hereby irrevocably
                    -----------------------
consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in
Section 12.1. Nothing in this Section 12.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

     SECTION 12.6   Binding Arbitration; Waiver of Jury Trial.
                    -----------------------------------------

     (a) Binding Arbitration.  Upon demand of any party, whether made before or
         -------------------
after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Documents ("Disputes"), between or among parties to the Notes or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules
                                           -- ---
shall be applicable to claims of less than $500,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

     (b) Jury Trial.  TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT,
         ----------
EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (c) Preservation of Certain Remedies.  Notwithstanding the preceding
         --------------------------------
binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     SECTION 12.7   Reversal of Payments.  To the extent the Borrower makes a
                    --------------------
payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     SECTION 12.8   Injunctive Relief; Punitive Damages.
                    -----------------------------------

     (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (b) The Administrative Agent, Lenders and Borrower hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

     SECTION 12.9   Accounting Matters.  All financial and accounting
                    ------------------
calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any its Designated Subsidiaries to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect from time to time.

     SECTION 12.10  Successors and Assigns; Participations.
                    --------------------------------------

     (a) Benefit of Agreement.  This Agreement shall be binding upon and inure
         --------------------
to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Assignment by Lenders.  Each Lender may, with the consent of the
         ---------------------
Administrative Agent and the Borrower, which consents shall not be unreasonably withheld (and which consent of the Borrower shall not be required during the continuance of an Event of Default), assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided that:
                                 --------

          (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

          (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000 (other than to an Assignee who is then a Lender under this Agreement, the C-TEC Credit Facility, the CCSM Credit Facility or the Cable Systems Credit Facility);

          (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit F attached hereto
                                                      ---------
(an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

          (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

          (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no such fee shall be payable upon any assignment
                --------
by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c)  Rights and Duties Upon Assignment.  By executing and delivering an
          ---------------------------------
Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

     (d)  Register.  The Administrative Agent shall maintain a copy of each
          --------
Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e)  Issuance of New Notes.  Upon its receipt of an Assignment and
          ---------------------
Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit F:
                                                                  ---------

          (i)         accept such Assignment and Acceptance;

          (ii)        record the information contained therein in the Register;

          (iii) give prompt notice thereof to the Lenders and the Borrower; and

          (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

     (f)  Participations.  Each Lender may sell participations to one or more
          --------------
banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and the Notes held by it); provided that:
                       --------

          (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

          (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iii) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

          (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          (v) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

          (vi) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

     (g) Disclosure of Information; Confidentiality.  The Administrative Agent
         ------------------------------------------
and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Loan Documents on a need-to-know basis for making and administering the credit basis in accordance with their customary procedures for handling confidential information; provided, that the
                                                  --------
Administrative Agent may disclose information relating to this Agreement to Gold
                                                                            ----
Sheets and other similar bank trade publications, such information to consist of
------
deal terms and other information customarily found in such publications. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 12.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

     (h) Certain Pledges or Assignments.  Nothing herein shall prohibit any
         ------------------------------
Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 12.11      Amendments, Waivers and Consents.  (a) Except as set
                        --------------------------------
forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that
                                                                --------
no amendment, waiver or consent shall (i) increase the amount or extend the time of the obligation of the Lenders to make Loans, (ii) extend the originally scheduled time or times of payment of the principal of any Loan or the time or times of payment of interest on any Loan, (iii) reduce the rate of interest or fees payable on any Loan, (iv) permit any subordination of the principal or interest on any Loan, (v) release any Security Document (other than as specifically permitted in this Agreement or the applicable Security Document),
(vi) amend the provisions of this Section 12.11 or the definition of Required Lenders (vii) amend the provisions of Section 4.4 providing that all payments to the Lenders shall be pro rata in accordance with their respective Commitment Percentages or (viii) amend the several nature of the obligations of the Lenders under this Agreement, without the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of Article XII shall be made without the written consent of the Administrative Agent.

     (b) Each provision hereof which is incorporated by reference from the C-TEC Credit Facility or CCSM Credit Facility shall be incorporated herein as amended from time to time pursuant to the terms in each case thereof, without the requirement of any separate consent hereunder.

     SECTION 12.12      Performance of Duties.  The Borrower's obligations under
                        ---------------------
this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

     SECTION 12.13      All Powers Coupled with Interest.  All powers of
                        --------------------------------
attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facility has not been terminated.

     SECTION 12.14      Survival of Indemnities.  Notwithstanding any
                        -----------------------
termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     SECTION 12.15      Titles and Captions.  Titles and captions of Articles,
                        -------------------
Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 12.16      Severability of Provisions.  Any provision of this
                        --------------------------
Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 12.17      Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 12.18      Term of Agreement.  This Agreement shall remain in
                        -----------------
effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]                      C-TEC CORPORATION





                                      FIRST UNION NATIONAL BANK, as
                                      Administrative Agent and Lender

                    SCHEDULE 1.1(a): LENDERS AND COMMITMENTS


                                                            COMMITMENT
                                                            AND COMMITMENT
LENDER                                                      PERCENTAGE
------                                                      ----------

First Union National Bank                                   $15,000,000.00
One First Union Center, TW-10                               100%
301 South College Street
Charlotte, North Carolina 28288-0608
Attention:  Syndication Agency Services
Telephone No.:  (704) 383-0281
Telecopy No.:  (704) 382-0288

================================================================================

                                  $15,000,000
                                CREDIT AGREEMENT

                           dated as of June 30, 1997,

                                  by and among

                               C-TEC CORPORATION


                                  as Borrower,


                        the Lenders referred to herein,

                                      and

                           FIRST UNION NATIONAL BANK,
                            as Administrative Agent



================================================================================

                               TABLE OF CONTENTS


                                                                           PAGE


EXHIBITS
--------

Exhibit A           - Form of Note
Exhibit B           - Form of Notice of Borrowing
Exhibit C           - Form of Notice of Payment
Exhibit D           - Form of Notice of Conversion/Continuation
Exhibit E           - Form of Officer's Certificate
Exhibit F           - Form of Assignment and Acceptance
Exhibit G           - Form of Notice of Account Designation
Exhibit H           - Form of Pledge Agreement
Exhibit I           - Form of Assumption Agreement


SCHEDULES
---------

Schedule 1.1(a)  -  Lenders and Commitments
Schedule 1.1(b)  -  Plan of Reorganization